                                                                   EXHIBIT (13)

There is a $40 Contract Fee applied to the contract only if the greater of premiums less withdrawals and contract value is less than $25,000. It is calculated and deducted proportionately from each subaccount on the contract anniversary or at full surrender based on the contract value at that time.

                        DOMESTIC MONEY MARKET SUB-ACCOUNT


Note that the information presented below is hypothetical.

7-Day Current Yield

         Current Yield   =      ((NCS-ES)/UV/7) x 365

         where NCS       =      the net change in the value of the Series
                                (exclusive of realized gains and losses on the sale of securities and unrealized appreciation and depreciation) for the 7-day period attributable to a hypothetical account having a balance of 1 Sub-Account unit.


         ES              =      AIC + CMC

         where ES        =      per unit expenses of the Sub-Account for the
                                7-day period

         AIC             =      per unit Asset Based Insurance Charges
                                Deducted for the 7-day period

         CMC             =      per unit Contract fee deducted for the 7-day
                                period
                         =      0

         since AAV       =      Average Accumulated Value of Contracts on the
                                last day of the 7-day period
                         =      $80,000

         UV              =      the unit value on the first day of the 7-day
                                period
                         =      10.00000
Totals for 7-day period:


         NCS               AIC              CMC
         ---               ---              ---
         0.012984         0.002973           0

=    ((.012984 - .002973 - 0)/10.000000)/7 x 365
=    5.22%         =       7-Day Current Yield

                        DOMESTIC MONEY MARKET SUB-ACCOUNT

7-Day Effective Yield

      Effective Yield        =  ((1 + (NCS - ES)/UV) (CIRCUMFLEX) (365/7)) - 1

      where NCS, ES, and UV are calculated as for the 7-Day Current Yield

      7-Day Effective Yield  =   5.36%


                              VARIABLE SUB-ACCOUNTS

Government Bond, PIMCO Total Return Bond

Note that the information presented below is hypothetical.

30-Day Yield

      Yield       =     2 x [(((NI-ES)/(U x UV)  + 1) TO THE POWER OF 6) - 1]

      where NI    =     Net income of the portfolio for the  30-day period
                        attributable to the Sub-Account's units

      ES          =     AIC + CMC

      where ES    =     Expenses of the Sub-Account for the 30-day period

      AIC         =     Asset Based Insurance charges deducted from the
                        Sub-Account for the 30-day period

      CMC         =     Contract fee deducted from the Sub-Account for
                        the 30-day period
                  =     $0

      since AAV   =     Average Accumulated Value of Contracts on the
                        last day of the 30-day period
                  =     $80,000

      U           =     the average number of units outstanding,
                        which equals the number of units on the
                        first day of the 30-day period plus the
                        number of units on the last day of the
                        30-day period, the sum of which is divided by 2

      UV          =     the unit value at the close of the last day in
                        the 30-day period



        NI               AIC            CMC              U              UV
       ----             -----          -----            ---            ----

    $25,000.00        $5,007.76          $0           500,000        $10.0635

Based on the above hypothetical figures and the formulas presented, the 30-day yield would be:

                              30-day Yield = 4.81%

                              VARIABLE SUB-ACCOUNTS

Basic Value Focus, Domestic Money Market, Fundamental Growth Focus, Government Bond, Index 500, AIM V.I. International Equity, AIM V.I. Value, Alliance Growth and Income, Alliance Premier Growth, MFS Emerging Growth, MFS Investors Trust, Mercury HW International Value VIP, Davis Value, Delaware Trend Series, PIMCO Total Return Bond, Seligman Small-Cap Value, Van Kampen Emerging Growth.

Note that the information presented below is hypothetical.

Total Return

         Total Return    =      ((ERV/P) - 1)

         where ERV = the value, at the end of the applicable period, of a hypothetical $1,000 investment made at the beginning of the applicable period assuming surrender at the end of the applicable period. It is assumed that all dividends and capital gains distributions are reinvested.

         P               =      a hypothetical initial investment of $1,000

         ERV             =      (1,000 x ((EUV-BUV) / BUV)) +  1,000 - CMC -
                                (SC x (1000 x EUV/BUV - CMC - FO))

         where EUV       =      Unit Value at the end of the period

         BUV             =      Unit Value at the beginning of the period

         FO              =      MAXIMUM ( 1000 x ((EUV-BUV)/BUV) - CMC,
                                .10*1000)

         SC              =      Surrender Charge = 6% (assumes surrender takes
                                place two years from issue, the end of
                                contract year 2)
         CMC             =      Contract Fee attributable to the hypothetical
                                account for the period
                         =      $0

         since AAV       =      Average Accumulated Value of Contracts on the
                                last day of the period
                         =      $80,000




      BUV              EUV            CMC          ERV       FO
     -----            -----          -----        -----    -----
       10             11.259            0         1065.90   125.90

Thus the Total Return over the assumed two year period is:

         Total Return    =   6.59%

Average Annual Total Return

the Average Annual Total Return would be calculated as follow:

         Average Annual Total Return = ((ERV/P) (circumflex) (1/N) - 1)

         where ERV and P are defined as above

         and N    =  Number of years
                  =  2

which, based on the above information would yield 3.24% as an Average Annual Total Return.